Insituform East, Incorporated
                              Subsidiaries Listing


1.       Insituform Ohio, Inc.
                    Began November 1987
                    100% owned by Insituform East, Incorporated ("IEI") Delaware Corporation
                    Inactive

2.       Insituform of Pennsylvania, Inc.
                    Began August 1981
                    100% owned by IEI
                    Delaware Corporation
                    Inactive

3.       Insituform of Delaware, Inc.
                    Began July 1981
                    100% owned by IEI
                    Delaware Corporation
                    Inactive

4.       Insitu, Inc.
                   Began July 1981
                   100% owned by IEI
                   Delaware Corporation
                   General partner (42.5% interest)
                     in Midsouth Partners effective March 1990

5.       Midsouth, LLC
                   100% owned by IEI and Insitu, Inc.
                   Delaware Limited Liability Corporation
                   General partner (57.5% interest)
                     in Midsouth Partners effective July 1999

6.       Midsouth Partners
                  Began December 1985
                  42.5% owned by Insitu, Inc.
                  57.5% owned by Midsouth, LLC
                  Tennessee General Partnership
                  Pipeline rehabilitation in Tennessee, most of Kentucky and northern Mississippi

7.       TRY TEK Machine Works, Inc.
                  Acquired May 1989
                  100% owned by IEI as of March 1995
                  Pennsylvania Corporation
                  Designs and builds special machinery, including machinery
                    used in pipeline rehabilitation processes